Exhibit 8

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our reports dated March 5, 2004, (which auditors’ report expresses an unqualified opinion and includes an explanatory paragraph referring to our separate reporting on the consolidated financial statements which excluded Note 17 to the consolidated financial statements) appearing in this Annual Report on Form 40-F of Baytex Energy Trust for the year ended December 31, 2003.

Calgary, Alberta, Canada	(signed) “Deloitte & Touche LLP”
May 19, 2004	Chartered Accountants